                                                                 Exhibit 10b(20)





                             EMPLOYMENT AGREEMENT

                                    BETWEEN

                           CAROLINA POWER AND LIGHT

                                      AND

                                 DON K. DAVIS




                                 May 15, 2000

                             EMPLOYMENT AGREEMENT
                             --------------------

     EMPLOYMENT AGREEMENT ("Agreement"), dated as of the 15th day of May, 2000, between Carolina Power & Light Company ("Company"), and Don K. Davis ("Davis").

                                   Recitals
                                   --------

     The Company and Davis wish to enter into an employment relationship whereby Davis will be employed initially as Executive Vice President - Gas Supply and Energy Services at Carolina Power and Light.

                                  Provisions
                                  ----------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

     1.   TERM OF THE AGREEMENT:
          ----------------------

          (a) The Agreement becomes effective on May 15, 2000 and shall remain in effect for a three-year period;

          (b) Each year, the Agreement will be extended such that prospective term will always be three years forward ("Evergrow provisions") on the anniversary date of the effective date.

          (c) Company may elect to not extend Agreement and must notify Davis at least 60 days prior to the annual anniversary date of the Agreement's effective date. In each event, the Agreement will be effective for the remainder of its term.

          (d) The Agreement cannot extend beyond Davis' normal retirement date unless the executive is requested to serve in his full-time position for a defined period as set forth by the Board of Directors.

     2.   RESPONSIBILITIES; OTHER ACTIVITIES.
          ----------------------------------

          Davis shall initially occupy the position of Executive Vice President -Gas Supply and Energy Services and shall undertake the general responsibilities and duties of such position as directed by CP&L. During the Employment Term, Davis shall perform faithfully the duties of Davis' position, devote all of Davis' working time and energies to the business and affairs of CP&L and shall use Davis' best efforts, skills and abilities to promote CP&L. CP&L reserves the right to reassign Davis to other positions.

     3.   SALARY.
          ------

          As compensation for the services to be performed hereunder: Davis will be paid a salary at the annual rate of Two Hundred and Eighty Five Thousand Dollars ($285,000) (less applicable withholdings) beginning on May 15, 2000. Annual salary for each subsequent year of the Employment Term shall be subject to adjustment by CP&L at its discretion. Annual Salary shall be deemed earned proportionally as Davis performs services over the course of the Salary Year. Payments of annual Salary shall be made, except as otherwise provided herein, in accordance with CP&L's standard payroll policies and procedures.

     4.   RELOCATION.
          ----------

          (a). Relocation Program. Davis will be eligible to participate in the
               ------------------
CP&L relocation program in accordance with its terms.

          (b). Temporary Living Expenses. If necessary, Davis will be provided
               -------------------------
temporary living expense for a period of up to six months.

     5.   BENEFITS
          --------

          During the Employment Term, Davis shall be entitled to participate in all-Company sponsored benefits programs as CP&L may have in effect upon terms and in accordance with policies and procedures substantially equivalent to those then in effect and applicable generally to employees of CP&L. Provided, however, that nothing contained in this Agreement shall require CP&L to continue to offer such benefits or programs or to limit CP&L's absolute right to modify or eliminate these benefits.

          (a). Management Incentive Compensation Plan. Davis will be eligible to
               --------------------------------------
participate in the Management Incentive Compensation Plan (MICP) beginning in 2000, for which the first year's payment will be made on or before March 31, 2001. Pursuant to the terms of MICP, Davis' target compensation under such plan will be approximately 40% of base salary earnings for 2000. For 2001 and thereafter, the target compensation under such plan shall be 45% of Davis' base salary contingent upon the closure of the Florida Progress Corporation Acquisition.

          (b). Long Term Incentives. Davis will be eligible to participate in
               --------------------
the 2000 Performance Share Sub-Plan under the 1997 Equity Incentive Plan in accordance with the terms of the plan. Pursuant to the terms of the plan, Davis' target compensation under such plan will be 50% of Davis' base salary at the time of the award for 2000. For 2001 and thereafter, the target compensation under such plan shall be 100% of Davis' base salary contingent upon the closure of the Florida Progress Corporation Acquisition. Additionally, Davis and CP&L will execute a Restricted Share Agreement.

          (c). Management Deferred Compensation Plan. Davis will be eligible for
               -------------------------------------
participation in CP&L's Management Deferred Compensation Plan (MDCP), subject to its terms.

          (d). Supplemental Retirement Plan. Davis will be eligible for
               ----------------------------
participation in CP&L Supplemental Retirement Plan (SRP), subject to its terms.

          (e). Restoration Retirement Plan. Davis will be eligible for
               ---------------------------
participation in CP&L's Restoration Retirement Plan, subject to its terms. Once Davis becomes eligible for benefits under Supplemental Senior Executive Retirement Plan, Davis forfeits all benefits under this plan.

          (f). Supplemental Senior Executive Retirement Plan. Davis shall be
               ---------------------------------------------
eligible for participation in CP&L's Supplemental Senior Executive Retirement Plan (SERP), subject to its terms. In connection with Davis' participation in SERP, Davis, upon hire, will be awarded six (6) years of service toward the benefits and vesting requirements of SERP. This credit will not apply to the benefits and vesting requirements of any other plan or benefit plan at CP&L.

          (g). Executive Permanent Life Insurance Plan. Davis shall be eligible
               ---------------------------------------
to participate in CP&L's Executive Permanent Life Insurance Plan, subject to its terms.

          (h). Executive AD&D Life Insurance. Davis shall be eligible to
               -----------------------------
participate in CP&L's Executive AD&D Life Insurance Plan, subject to its terms.

          (i). Stock Purchase Savings Plan. Davis shall be eligible to
               ---------------------------
participate in CP&L's Stock Purchase Savings Plan, subject to its terms.

          (j). Financial/Estate Planning. Consistent with CP&L's practice with
               -------------------------
respect to other senior executives, Davis will be reimbursed for financial and estate planning including financial planning and tax preparation.

          (k). Vacation. Davis shall be entitled to four (4) weeks of paid
               --------
vacation days.

          (l). Holiday. Davis will be eligible for eleven (11) paid holidays in
               -------
each calendar year as provided in the CP&L Handbook.

          (m). Automobile Allowance. Davis will be eligible to receive an
               --------------------
automobile allowance of $1350 per month (less withholdings) subject to the terms of CP&L's policies. Davis will also be eligible for a cellular phone and reserved parking at CP&L's expense.

          (n). Annual Physical. CP&L will pay for an annual physical examination
               ---------------
by a physician of Davis' choice.

          (o). Capital City Club. CP&L will pay an initiation fee and monthly
               -----------------
dues for a membership at the Capital City Club for Davis.

          (p). Airline Club Membership. CP&L will provide airline club
               -----------------------
membership in accordance with CP&L policy.

          (q). Country Club Membership. At Davis' option, if joined, CP&L will
               -----------------------
pay an initiation fee and monthly dues for a membership for Davis at a country club approved by CP&L. Business related expenses will be reimbursed consistent with CP&L's expense account guidelines.

          (r). Personal Computer. CP&L will provide a personal computer to Davis
               -----------------
to be used at his personal residence.

          (s). Home Security. CP&L will install a home security system at Davis'
               -------------
home residence.

          (t). Other Benefits. Davis shall be eligible for participation in
               --------------
other CP&L benefit plans, subject to the terms of the respective plans, as described in more detail in the Summary Plan Descriptions. In addition, upon retirement from CP&L, as defined by the relevant CP&L retirement plan, Davis will be entitled to the same medical and dental coverage provided to other future retirees; provided that to the extent any such benefit may not be provided to Davis due to statutory or regulatory limitation, CP&L will obtain substantially equivalent coverage on an insured basis.

     6.   TERMINATION OF EMPLOYMENT.
          -------------------------

          (a). Termination Without Cause. During the terms of this Agreement, if
               -------------------------
Davis' employment is terminated without cause, then Davis will be provided with his base salary at Davis' current rate for the remainder of the term of this Agreement. Additionally, CP&L will reimburse Davis for his COBRA premium for up to eighteen (18) months after the termination of Davis' employment as long as Davis is not eligible for coverage under the same type of benefit plan covered by COBRA. Receipt of these benefits is subject to the requirements of paragraph 6(g) and (h) of this Agreement. In addition, Davis will be eligible to retain all benefits under existing benefit programs to the extent vested within the terms of those programs.

          (b)  Termination for Cause. During the term of this Agreement, CP&L
               ---------------------
may elect at any time to terminate Davis' employment immediately hereunder and remove Davis from employment for cause. For purposes of this paragraph 6, cause for the termination of employment shall be defined as: (i) any act of Davis' including, but not limited to, misconduct, negligence, unlawfulness, dishonesty or inattention to the business, which is detrimental to CP&L's interests; or
(ii). Davis' unsatisfactory job performance or failure to comply with CP&L's direction, policies, rules or regulations. If Davis is terminated for Cause as defined, then he shall be eligible to retain all benefits under existing benefit programs which he has vested pursuant to those plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. Upon such termination, Davis shall be entitled to any earned but unpaid salary accrued to the date of termination. Any continued rights or benefits Davis' legal representatives may have under employee benefit plans and programs of CP&L upon Davis' termination for cause shall be determined in accordance with the terms or provisions of the plan or program.

          (c). Constructive Termination.
               ------------------------

               (i) Within the term of this Agreement, if Davis' employment is constructively terminated, then Davis will be provided with his base salary at the current rate for the remainder of the term of this Agreement. Additionally, CP&L will reimburse Davis for his COBRA premiums for up to eighteen (18) months after the termination of Davis' employment as long as Davis is not eligible for coverage under the same types of benefits plans covered by COBRA. Receipt of these benefits is subject to the requirements of paragraph 6(g) and (h) of this Agreement. In addition, Davis will be eligible to retain all benefits under existing benefit programs to the extent vested within the terms of those programs.

               (ii) For the purposes of paragraph 6 of this Agreement, a constructive termination will be deemed to occur if: aa) there is a change in the form of ownership of CP&L (e.g., CP&L is acquired, enters into a business combination with another company or otherwise changes form of ownership) and bb) Davis is asked to leave. If Davis' employment is constructively terminated under this paragraph, Davis is entitled to the greater of either the benefits contained in this paragraph or the benefits he is entitled to, if any, under the CP&L Management Change-in-Control Plan, according to the terms of the Plan. Movement of CP&L to a holding company structure or changes the corporation structure of CP&L not related to an acquisition of CP&L shall not constitute a grounds for constructive termination.

          (d). Voluntary Termination - If Davis terminates his employment
               ---------------------
voluntarily for any reason at any time, then he shall be eligible to retain all benefits under existing benefit plans which have vested pursuant to the terms of those plans, but he shall not be entitled to any form of salary continuance or any form of severance benefit.

          (e). Termination Due to Death. In the event of the death of Davis
               ------------------------
during the Employment Term, Davis' employment hereunder shall terminate and CP&L shall have no further obligation to Davis under this Agreement except as specifically provided in this

Agreement. Davis' estate shall be entitled to receive all earned but unpaid Salary accrued to the date of termination and any Bonus for a prior fiscal year that has been earned but not paid. Bonus, if any, for the current fiscal year shall be calculated on a pro rata basis for the portion of the fiscal year in which death occurred and shall be paid at the regularly scheduled time for the payment of the Bonus. Any rights and benefits Davis, or Davis' estate or other legal representatives, may have under employee benefit plans and programs of CP&L upon Davis' death during the Employment Term, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          (f). Termination Due to Medical Condition.
               ------------------------------------

               (i). CP&L may terminate Davis' employment hereunder, subject to the Americans With Disabilities Act or other applicable law, due to medical condition if (i) for a period of 180 consecutive days during the Employment Term, Davis is totally and permanently disabled as determined in accordance with the Company's long-term disability plan, if any, as in effect during such time or (ii) at any time during which no such plan is in effect, Davis is substantially unable to perform Davis' duties hereunder because of a medical condition for a period of 180 consecutive days during the Employment Term.

               (ii). Upon the termination of Davis' employment due to medical condition or placement of Davis on Long Term Disability (LTD), CP&L shall have no further obligation to Davis under this Agreement except as specifically provided in this Agreement. Upon such termination, Davis shall be entitled to all earned but unpaid Salary accrued to the date of termination and any Bonus for a prior fiscal year that has been earned but not paid. Bonus, if any, for the current fiscal year shall be calculated on a pro rata basis for the portion of the fiscal year Davis was employed by CP&L and shall be paid at the regularly scheduled time for the payment of the Bonus. Any continued rights and benefits Davis, or Davis' legal representatives, may have under employee benefit plans and programs of CP&L upon Davis' termination due to medical condition, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          (g). Release of Claims - In order to receive continuation of salary
               -----------------
under this paragraph 6(a) and 6(c), Davis agrees to execute a written release of all claims against CP&L, and its employees, officers, directors, subsidiaries and affiliates, on a form acceptable to CP&L.

          (h)  Non Interference. If CP&L terminates Davis' employment without
               ----------------
Cause under paragraph 6(a) or constructively terminates Davis' employment under paragraph 6(c) of this Agreement, Davis, for one year after the Termination Date, shall not whether on his own account or on the account of another individual, partnership, firm, corporation, or other business organization (other than the Company and its affiliates), directly or indirectly, intentionally solicit, endeavor to entice away from the Company or any of its affiliates, or otherwise interfere with the relationship of the Company or its affiliates with, any person who is employed by or otherwise engaged to perform services for the Company or its affiliates including but not limited to, any independent representatives or organizations, or any person or entity that is a customer of the Company or its affiliates.

     7.   ASSIGNABILITY.
          -------------

          No rights or obligations of Davis under this Agreement may be assigned or transferred by Davis, except that (a) Davis' rights to compensation and benefits hereunder may be transferred by will or laws of intestacy to the extent specified herein and (b) Davis' rights under employee benefit plans or programs described in Section 5(a) may be assigned or transferred in accordance with the terms of such plans or programs, or regular practices thereunder. The Company may assign or transfer its rights and obligations under this Agreement.

     8.   CONFIDENTIALITY. Davis will not disclose the terms of this Agreement
          ---------------
except (i) to financial and legal advisors under an obligation to maintain confidentiality, or (ii) as required by a valid court order or subpoena (and in such event will use Davis' best efforts to obtain a protective order requiring that all disclosure be kept under court seal) and will notify CP&L promptly upon receipt of such order or subpoena.

     9.   MISCELLANEOUS.
          -------------

          (a)  Governing Law. This Agreement shall be governed by, and construed
               -------------
in accordance with, the laws of the State of North Carolina without reference to laws governing conflicts of law.

          (b)  Entire Agreement. This Agreement contains all of the
               ----------------
understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any, previously entered into by them with respect thereto.

          (c)  Amendment or Modification; Waiver. No provision in this Agreement
               ---------------------------------
may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Davis and by an officer of CP&L thereunto duly authorized to do so. Except as otherwise specifically provided in the Agreement, no waiver by a party hereto of any breach by the other party hereto of any condition or provision of the Agreement to be performed by such other party shall be deemed a wavier of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

          (d)  Notice. Any notice (with the exception of notice of termination
               ------
by CP&L, which may be given by any means and need not be in writing except that if termination is for Cause, oral notice must be followed by written notice required under Section 5(c) hereof) or other document or communication required or permitted to be given or delivered hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) mailed by United States mail, certified, return receipt requested, with proper postage prepaid, or (ii) otherwise delivered by hand or by overnight delivery, against written receipt, by a common carrier or commercial courier or delivery service, to the party to whom it is to be given at the address of such party as set forth below (or to such other address as a party shall have designated by notice to the other parties given pursuant hereto):

          If to Davis:

               Don K. Davis
               Carolina Power & Light Company
               411 Fayetteville Street Mall
               Raleigh, North Carolina  27602

          If to CP&L:

               Carolina Power & Light Company
               411 Fayetteville Street Mall
               Raleigh, North Carolina  27602
               Attention:  Vice President-Human Resources

Any such notice, request, demand, advice, schedule, report, certificate, direction, instruction or other document or communication so mailed or sent shall be deemed to have been duly given, if sent by mail, on the third business day following the date on which it was deposited at a United States post office, and if delivered by hand, at the time of delivery by such commercial courier or delivery service, and, if delivered by overnight delivery service, on the first business day following the date on which it was delivered to the custody of such common carrier or commercial courier or delivery service, as all such dates are evidenced by the applicable delivery receipt, airbill or other shipping or mailing document.

          (e)  Severability. In the event that any provision or portion of this
               ------------
Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          (f)  References. In the event of Davis' death or a judicial
               ----------
determination of Davis' incompetence, reference in this Agreement to Davis shall be deemed, where appropriate, to refer to Davis' legal representative, or, where appropriate, to Davis' beneficiary or beneficiaries.

          (g)  Headings. Headings contained herein are for convenient reference
               --------
only and shall not in any way affect the meaning or interpretation of this Agreement.

          (h)  Counterparts. This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (i)  Rules of Construction. The following rules shall apply to the
               ---------------------
construction and interpretation of this Agreement:

               (i) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

               (ii) All references herein to particular articles, paragraphs, sections, subsections, clauses, Schedules or Exhibits are references to articles, paragraphs, sections, subsections, clauses, Schedules or Exhibits of this Agreement.

               (iii) Each party and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any rule of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.

               (iv) As used in this Agreement, "including" is illustrative, and means "including but not limited to."

          (j)  Remedies. Remedies specified in this Agreement are in addition to
               --------
any others available at law or in equity.

          (k)  Withholding Taxes. All payments under this Agreement shall be
               -----------------
subject to applicable income, excise and employment tax withholding requirements.

     IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed by their duly authorized officer, as the case may be, all as of the day and year written below.


By:  /s/ Don K. Davis                             Date: June 6, 2000
     --------------------------------------
     Don K. Davis


By:  /s/ Calvin B. Wells                          Date: June 6, 2000
     --------------------------------------
     North Carolina Natural Gas Corporation

Title: President